Exhibit 21

Subsidiaries of BP Midstream Partners LP
At December 31, 2018

Company Name	State of Organization
BP Two Pipeline Company LLC	Delaware
BP D-B Pipeline Company LLC	Delaware
BP River Rouge Pipeline Company LLC	Delaware

Joint Ventures	State of Organization
Mars Oil Pipeline Company LLC (1)	Delaware
Ursa Oil Pipeline Company LLC (2)	Delaware
KM Phoenix Holdings LLC (3)	Delaware
Mardi Gras Transportation System Company LLC (4)	Delaware
Caesar Oil Pipeline Company, LLC (4)	Delaware
Cleopatra Gas Gathering Company, LLC (4)	Delaware
Endymion Oil Pipeline Company, LLC (4)	Delaware
Proteus Oil Pipeline Company, LLC (4)	Delaware

(1)	BP Midstream Partners LP owns a 28.5% interest in Mars Oil Pipeline Company LLC.

(2)	BP Midstream Partners LP owns a 22.6916% interest in Ursa Oil Pipeline Company LLC.

(3)	BP Midstream Partners LP owns a 25% interest in KM Phoenix Holdings LLC.

(4)
BP Midstream Partners LP owns a 65% managing member interest in Mardi Gras Transportation System Company LLC. Mardi Gras Transportation System Company LLC owns a 56% interest in Caesar Oil Pipeline Company, LLC, a 53% interest in Cleopatra Gas Gathering Company, LLC, a 65% interest in Endymion Oil Pipeline Company, LLC and a 65% interest in Proteus Oil Pipeline Company, LLC.